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                                                                    EXHIBIT 99.2

CONTACT:     Larry Madden                             Lisa Mueller
             Chief Financial Officer                  Investor Relations
             Equity Marketing, Inc.                   Financial Relations Board
             (323) 932-4315                           (310) 442-0599

FOR IMMEDIATE RELEASE

           EQUITY MARKETING ANNOUNCES NEW $35 MILLION CREDIT FACILITY

LOS ANGELES, APRIL 25, 2001 - Equity Marketing, Inc. (Nasdaq: EMAK) today announced that it has closed on a new $35 million committed credit facility with Bank of America. This credit facility replaces the Company's $25 million credit facility with Sanwa and Imperial Banks, which was to mature on June 30, 2001.

         Under terms of the new agreement, the credit facility may be used for working capital and acquisition financing purposes.

         Commenting on the new credit facility, Don Kurz, Equity Chairman and Chief Executive Officer, stated, "We are pleased that the Company has been able to expand its credit facility, and do so with one of the preeminent financial institutions in the world. At a time when the credit markets are tight, Bank of America's commitment to Equity Marketing is a strong endorsement of our solid financial condition and promising outlook."

         Mr. Kurz continued, "This facility increases our borrowing capacity and improves upon our previous borrowing terms and covenants, including our cost of funds. Most importantly though, unlike our previous credit facility, this one may more readily be utilized for acquisition financing purposes. Combined with the more than $41 million we have in cash, this facility provides us with the resources and flexibility to execute our merger and acquisitions strategy, which is a key component of our revenue diversification efforts."

         "We are most pleased to establish this important strategic relationship with Equity Marketing," said Don Farris, Senior Vice-President of Bank of America. "Equity Marketing is an innovative leader in its field and we look forward to our association with this fine company."

         Equity Marketing, Inc., a leading marketing services company based in Los Angeles, designs and produces custom promotional programs that build sales and brand value for retailers, restaurant chains and consumer goods companies such as Burger King Corporation, The Coca-Cola Company, CVS/pharmacy and others. The Company complements its core promotions business by developing and marketing distinctive consumer products, based on trademarks it owns or classic licensed properties, which are sold through specialty and mass-market retailers. More information about Equity Marketing is available on the Company's web site at WWW.EQUITY-MARKETING.COM.

CERTAIN EXPECTATIONS AND PROJECTIONS REGARDING THE FUTURE PERFORMANCE OF EQUITY MARKETING, INC. DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE EXPECTATIONS AND PROJECTIONS ARE BASED ON CURRENTLY AVAILABLE COMPETITIVE, FINANCIAL AND ECONOMIC DATA ALONG WITH THE COMPANY'S OPERATING PLANS AND ARE SUBJECT TO FUTURE EVENTS AND UNCERTAINTIES. MANAGEMENT CAUTIONS THE READER THAT THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE COMPANY'S ACTUAL CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL POSITION IN 2001 AND THEREAFTER TO DIFFER SIGNIFICANTLY FROM THOSE EXPRESSED IN FORWARD-LOOKING
STATEMENTS: THE COMPANY'S DEPENDENCE ON A SINGLE CUSTOMER; THE SIGNIFICANT QUARTER-TO-QUARTER VARIABILITY IN THE COMPANY'S REVENUES AND NET INCOME; THE COMPANY'S DEPENDENCE ON THE POPULARITY OF LICENSED ENTERTAINMENT PROPERTIES AND THE ABILITY TO LICENSE, DEVELOP AND MARKET NEW PRODUCTS; THE COMPANY'S DEPENDENCE ON FOREIGN MANUFACTURERS; THE COMPANY'S NEED FOR ADDITIONAL WORKING CAPITAL; THE NEGATIVE RESULTS OF LITIGATION, GOVERNMENTAL PROCEEDINGS OR ENVIRONMENTAL MATTERS; AND THE POTENTIAL NEGATIVE IMPACT OF PAST OR FUTURE ACQUISITIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE RISKS HIGHLIGHTED HEREIN SHOULD NOT BE ASSUMED TO BE THE ONLY ITEMS THAT COULD AFFECT THE FUTURE PERFORMANCE OF THE COMPANY.


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